EXHIBIT 10.27

FIFTH (5TH) AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT made this January-17-2022

BETWEEN:

THE MANUFACTURERS LIFE INSURANCE COMPANY

(hereinafter called the "Landlord")

OF THE FIRST PART,

AND

REPARE THERAPEUTICS INC.

(hereinafter called the "Tenant")

OF THE SECOND PART,

WHEREAS pursuant to a Lease dated the 15th day of May, 2014 (the "Original Lease") between CIG III Technoparc Nominee Inc. (the "Prior Landlord") and Pharmascience Inc. (the "Prior Tenant"), as amended by a First Amendment to Lease Agreement dated the 24th day of November, 2016 (the "First Amendment"), the Prior Tenant leased certain premises located respectively on the ground floor of the building bearing civic address 7210 Frederick-Banting, in the City of Montreal (borough of Saint-Laurent), Province of Quebec (the "Building") comprising a Rentable Area of Nine Thousand Forty-Five (9,045) square feet and more particularly described in the Original Lease (the "Leased Premises"), for a term expiring on the 31st day of July, 2021 (the "Term"), unless otherwise terminated, the whole subject to and in accordance with the terms and conditions of the Lease;

WHEREAS as of the 7th day of June 2017, the Prior Tenant assigned all of its rights, titles and interests pertaining to the Building, the Leased Premises and to the Initial Lease and First Amendment to Repare Therapeutics Inc. (the "Tenant"), the whole in accordance with the terms and conditions set forth in the Assignment of Lease (the "Assignment");

WHEREAS the Prior Landlord assigned all its rights and interests pertaining to the Building and to the Lease to Manulife Canadian Property Portfolio (the "Landlord"), where upon the latter became the new owner of the Building, and ratified the Lease;

WHEREAS by a Second Amendment to Lease Agreement dated November 25th, 2019 (the "Second Amendment"), the Tenant leased additional temporary premises located respectively on the ground floor of the building bearing civic address 7150 Frederick-Banting, in the City of Montreal (borough of Saint-Laurent), Province of Quebec (the "Temporary Building") being Suite 100 and comprising a Rentable Area of One Thousand Seven Hundred Thirty-Three (1,733) square feet (the "Temporary Premises") for a term expiring on July 30th, 2020 (the "Temporary Term"), under the terms and conditions as further described in the Second Amendment;

WHEREAS by a Third Amendment to Lease Agreement dated January 8th, 2021 (the "Third Amendment") the Landlord and Tenant extended the Temporary Term of the Temporary Premises for an additional four (4) months, expiring on April 30th, 2021 (the "Extended Temporary Term") with the option to extend such term on a monthly basis automatically once expired;

WHEREAS in virtue of a Fourth Amendment to Lease Agreement dated June 22nd, 2021 (the "Fourth Amendment"), the Tenant extended the Term of the Leased Premises for a term expiring on the thirty-first (31st) day of July 2025, the whole in accordance with the terms and conditions set forth in said Fourth Amendment;

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WHEREAS Schedule "H", paragraph 1(a) of the Fourth Amendment contains a provision referring to the replacement of the roof, and whereas the parties wish to rectify the terms in virtue of this Fifth Amendment to Lease Agreement (the "Fifth Amendment");

WHEREAS the Original Lease, the Assignment, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the present Fourth Amendment are hereinafter collectively called the "Lease";

THE PARTIES HAVE AGREED AS FOLLOWS:

1.
REPLACEMENT OF THE ROOF

1.1 The parties acknowledge to the amend and replace Paragraph 1(a) of schedule "H" as follows:

1.
TENANT IMPROVEMENT ALLOWANCE
a.
Considering that Landlord will proceed with the replacement of the roof of the Building during the year 2023, Tenant shall also assess the condition of its own equipment on the roof and proceed with the replacement of the same. In order to induce the Tenant to do so, and provided that the Tenant is not in default, the Landlord agrees to reimburse the Tenant, as a tenant improvement allowance up to One Hundred Thousand Dollars ($100,000.00) (the “Tenant Improvement Allowance”) for the actual costs of the replacement of the Tenant’s Equipment on the roof of the Building paid by the Tenant. The Tenant Improvement Allowance shall be paid together with any applicable sales tax or value added tax payable by the Landlord in connection with the Tenant Improvement Allowance (such as goods and services tax, and Quebec sales tax), if properly invoiced by the Tenant. The Tenant Improvement Allowance is for the purpose of offsetting all or part of the Tenant’s expenditure for the replacement of the Tenant’s Equipment on the roof of the Building. It is a condition precedent to the Landlord's obligation to pay the Tenant that a claim for the Tenant Improvement Allowance be made to, and the required deliveries received by, the Landlord before the expiry of the first (1st) year of the Extended Term.

For further clarity, parties acknowledge that Landlord will proceed to the replacement of the roof during the year 2023; all other terms and clauses of the Fourth Amendment remain unchanged.

2.
This Fifth Amendment shall be read together with the Lease and the parties confirm that, except as modified herein, all covenants and conditions in the Lease remain unchanged, unmodified and in full force and effect, and shall apply mutatis mutandis.
3.
Any capitalized word or term not otherwise defined herein shall have the meaning given thereto in the Lease.
4.
This Fifth Amendment and everything herein contained shall ensure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be, of each of the parties hereto, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, permitted assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.
5.
The parties agree, from time to time, to do or cause to be done all such things, and shall execute and deliver all such documents, agreements and instruments reasonably requested by another party, as may be necessary or desirable to complete the transaction contemplated by this Fourth Amendment and to carry out its provisions and intention.
6.
This Lease and any amendments, supplements, extensions and other documents relating thereto (“Lease Documentation”) may be executed and delivered in either paper form or in digital form by facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or an electronic signature platform such as www.docusign.com. Any such digital execution and delivery shall constitute effective execution and delivery of this Lease and such other Lease Documentation. Provided however, in the event either the Landlord or the Tenant require

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this Lease or any other Lease Documentation in paper form with original signatures, upon request, the parties shall manually execute this Lease or such other Lease Documentation in paper form.
7.
It is the express wish of the parties hereto that this Fifth Amendment shall be drafted in English. Les parties ont exigé que le présent Cinquième Amendement soit rédigé en langue anglaise.

IN WITNESS HEREOF the parties hereto have executed this Fifth Amendment to Lease Agreement.

THE MANUFACTURERS LIFE INSURANCE COMPANY
(Landlord)
Per:	/s/ Stephen Nicoletti
Name:	Stephen Nicoletti
Title	Managing Director, Eastern Canada
I/We have authority to bind the Corporation

REPARE THERAPEUTICS INC.
(Tenant)
Per:	/s/ Steve Forte
Name:	Steve Forte
Title	EVP & CFO
I/We have authority to bind the Corporation

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